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                                                                  EX-99. (d)(16)

                                   APPENDIX A

                              MATRIX ADVISORS, INC.
                        INVESTMENT SUB-ADVISORY AGREEMENT

                             WELLS FARGO FUNDS TRUST

                              FUNDS TRUST FUNDS(1)

                             Growth and Income Fund
                             Large Company Core Fund

Most recent annual approval by the Board of Trustees: March 30, 2007 Appendix A amended: December 1, 2007

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/1/  On November 7, 2007, the Board of Trustees approved the merger of the Large
     Company Core Fund into the Growth and Income Fund. The fund merger will occur before the end of the third quarter of 2008, at which time the name of the Growth and Income Fund will change to the Large Company Core Fund.

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                                   SCHEDULE A

                              MATRIX ADVISORS, INC.
                        INVESTMENT SUB-ADVISORY AGREEMENT

                                  FEE AGREEMENT

                             WELLS FARGO FUNDS TRUST

     This fee agreement is made as of the 11th day of April, 2005, by and between Wells Fargo Funds Trust (the "Trust"), Wells Fargo Funds Management, LLC (the "Adviser") and Matrix Asset Advisors, Inc. (the "Sub-Adviser"); and

     WHEREAS, the parties have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides management and other services to each series of the Trust listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds"); and

     WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

     NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying annual rate of percentage of the assets of the Funds listed below:

NAME OF FUND/1/            SUB-ADVISORY RATE
--------------------------------------------
Growth and Income Fund    First $50M   0.20%
                           Over $50M   0.16%
Large Company Core Fund   First $50M   0.20%
                           Over $50M   0.16%

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(2)  On November 7, 2007, the Board of Trustees approved the merger of the Large
     Company Core Fund into the Growth and Income Fund. The fund merger will occur before the end of the third quarter of 2008, at which time the name of the Growth and Income Fund will change to the Large Company Core Fund.

                                       2

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     The foregoing fee schedule is agreed to as of December 1, 2007 and shall remain in effect until changed in writing by the parties.

                                        WELLS FARGO FUNDS TRUST
                                        on behalf of the Funds


                                        By:
                                            ------------------------------------
                                            C. David Messman
                                            Secretary


                                        WELLS FARGO FUNDS MANAGEMENT, LLC


                                        By:
                                            ------------------------------------
                                            Andrew Owen
                                            Executive Vice President


                                        MATRIX ASSET ADVISORS, INC.


                                        By:
                                            ------------------------------------
                                            Douglas Altabef
                                            Senior Managing Director

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